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                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 on Form S-3, No. 333-88680) and related Prospectus of The Manitowoc Company, Inc. and to the incorporation by reference therein of our report dated April 19, 2001, with respect to the consolidated financial statements of Potain Group S.A. included in The Manitowoc Company, Inc.'s Current Report on Form 8-K dated May 9, 2001, filed with the Securities and Exchange Commission.

                                        Ernest & Young Audit

                                        /s/ Ernst & Young Audit

                                        Represented by Daniel Mary-Dauphin

September 13, 2002
Lyon, France